WHEELER REAL ESTATE INVESTMENT TRUST, INC. INSIDER TRADING POLICY Wheeler Real Estate Investment Trust, Inc. (the “Company”) has adopted the following Insider Trading Policy (the “Policy”), which prohibits trading based on Material Nonpublic Information (as such term is defined herein). The Policy covers: • each member of the Company’s Board of Directors (“Board Member”); • each officer of the Company designated by the Board as a “Section 16 Officer”; • all other employees of the Company (the “Employees”); • consultants, or contractors to, the Company (the “Consultants”); and • family members of Board Members, Section 16 Officers, Employees and Consultants, in each case where such persons have or may have access to Material Nonpublic Information (the “Family Members”). As used herein, Board Members, Section 16 Officers, Employees, Consultants and Family Members are collectively referred to as the “Restricted Parties.” The Company shall maintain and update a list of Section 16 Officers from time to time, as applicable. General Policy It is the policy of the Company to oppose the unauthorized disclosure of any nonpublic information acquired in the workplace and the misuse of Material Nonpublic Information in securities trading. This Policy applies to all transactions in the Company’s securities, including common stock, options for common stock and any other securities the Company may issue from time to time, such as preferred stock, warrants and convertible debentures, as well as to derivative securities relating to the Company’s stock, whether or not issued by the Company, such as exchange-traded options. It applies to all Restricted Parties. Specific Policy Applications Trading on Material Nonpublic Information. No Restricted Party shall engage in any transaction involving a purchase or sale of the Company’s securities, including any offer to purchase or offer to sell, during any period commencing with the date that he or she possesses Material Nonpublic Information concerning the Company. This restriction on trading does not apply to transactions made under an approved Rule 10b5-1 Trading Plan (as described herein). Tipping. No Restricted Party shall disclose Material Nonpublic Information to any other person where such information may be used by such person to his or her profit by trading in the securities of companies to which such information relates, nor shall such Restricted Party make recommendations or express opinions on the basis of Material Nonpublic Information as to trading in the Company’s securities. -1- Exhibit 19.1

Confidentiality of Nonpublic Information. Nonpublic information relating to the Company is the property of the Company and the unauthorized disclosure of such information is forbidden. In the event any Restricted Party receives any inquiry from outside the Company, such as a stock analyst, for information (particularly financial results and/or projections) that may be Material Nonpublic Information, the inquiry should be referred to the Company’s Chief Financial Officer, who is responsible for coordinating and overseeing the release of such information to the investing public, analysts and others in compliance with applicable laws and regulations. Potential Criminal and Civil Liability and/or Disciplinary Action. Pursuant to Federal and state securities laws, Restricted Parties may be subject to criminal and civil fines and penalties as well as imprisonment for engaging in transactions in the Company’s securities at a time when they have knowledge of Material Nonpublic Information regarding the Company. Restricted Parties may also be liable for improper transactions by any person to whom they have disclosed Material Nonpublic Information regarding the Company or to whom they have made recommendations or expressed opinions on the basis of such information as to trading in the Company’s securities. The Securities and Exchange Commission (the “SEC”) has imposed large penalties even when the disclosing person did not profit from the trading. Restricted Parties who violate this Policy shall also be subject to disciplinary action by the Company, which may include ineligibility for future participation in the Company’s equity incentive plans or termination of employment, if applicable. Individual Responsibility. Each Restricted Party has the individual responsibility to comply with this Policy against insider trading. A Restricted Party may, from time to time, have to forego a proposed transaction in the Company’s securities even if he or she planned to make the transaction before learning of the Material Nonpublic Information and even though the Restricted Party believes that he or she may suffer an economic loss or forego anticipated profit by waiting. Trading Windows. Each Restricted Party may only engage in transactions in the Company’s securities during an open trading window (a “Trading Window”) or pursuant to a trading plan adopted pursuant to Rule 10b5-1(c) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and approved in writing by the Company’s Insider Trading Compliance Officer (as such term is defined herein) or such other proper officer(s) of the Company as may be designated by the Board of Directors (an “Approved Rule 10b5-1 Trading Plan”). Unless the Board of Directors or the Company’s Insider Trading Compliance Officer determines otherwise, Trading Windows will open immediately prior to the beginning of the second market trading day following the public release of quarterly or annual financial results and close at 5:00 PM New York time on the last business day of the quarter. Trading in the Company’s securities during a Trading Window should not be considered a "safe harbor," and all Restricted Parties should use good judgment at all times to make sure that their trades are not effected while they are in possession of Material Nonpublic Information concerning the Company. Event-Specific Trading Prohibition. Notwithstanding the provisions of the immediately preceding section, from time to time the Company’s Insider Trading Compliance Officer may also require that certain Restricted Parties refrain from engaging in transactions in the Company’s 2 securities for a specified period of time due to material information known to such Restricted Parties and not yet disclosed to the public. Applicability of Policy to Inside Information Regarding Other Companies This Policy and the guidelines described herein also apply to Material Nonpublic Information relating to other companies, including the Company’s vendors and suppliers, when that information is obtained in the course of employment with, or the performance of services on behalf of, the Company. Civil and criminal penalties, and termination of employment, may result from trading on inside information regarding the Company’s vendors and suppliers. All Restricted Parties must treat Material Nonpublic Information about the Company’s vendors and suppliers with the same care required with respect to information related directly to the Company. Definition of “Material Nonpublic Information” It is not possible to define all categories of material information. However, information should be regarded as material if there is a reasonable likelihood that it would be considered important to an investor in making an investment decision regarding the purchase or sale of the Company’s securities. While it may be difficult under this standard to determine whether particular information is material, there are various categories of information that are particularly sensitive and, as a general rule, should always be considered material. Examples of such information include: • financial results; • known but unannounced future earnings or losses; • changes in subscription rates; • news of a pending or proposed mergers; • news of the disposition or acquisition of significant assets; • significant developments related to intellectual property; • significant developments involving corporate relationships; • changes in dividend policy; • new service announcements of a significant nature; • stock splits; • new equity or debt offerings; or • significant litigation exposure due to actual or threatened litigation. 3

Either positive or negative information may be material. Nonpublic information is information that has not been previously disclosed to the general public and is otherwise not available to the general public. Certain Exceptions For purposes of this Policy, the Company considers that the exercise of stock options for cash under the Company’s stock incentive plans (but not the sale of any shares issued upon such exercise or purchase and not a cashless exercise (accomplished by a sale of a portion of the shares issued upon exercise of an option)) are exempt from this Policy, since the other party to these transactions is the Company itself and the price does not vary with the market, but is fixed by the terms of the option agreement or plan, as applicable. In addition, for purposes of this Policy, the Company considers that bona fide gifts of the securities of the Company are exempt from this Policy. Section 16 Reporting Board Members and Section 16 Officers are subject to the reporting and liability provisions of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder, together the “Section 16 Individuals”. The Company will notify these persons as to their obligations under the Exchange Act. Section 16 Individuals must also comply with the reporting obligations and limitations on short-swing transactions set forth in Section 16 of the Exchange Act. The practical effect of these provisions is that Section 16 Individuals who purchase and then sell (or sell and then purchase) the Company’s securities within a six-month period must disgorge all profits to the Company whether or not they had knowledge of any Material Nonpublic Information. Under these provisions, and so long as certain other criteria are met, neither the receipt of an option under the Company’s stock incentive plans, nor the exercise of that option is deemed a purchase under Section 16; however, the sale of any such shares is a sale under Section 16. Section 16 prohibits Section 16 Individuals from ever making a short sale of the Company’s stock. A short sale is a sale of securities not owned by the seller or, if owned, not delivered. Transactions in put and call options for the Company’s securities may in some instances constitute a short sale or may otherwise result in liability for short-swing profits. All Section 16 Individuals must confer with the Insider Trading Compliance Officer before effecting any such transaction. The Company strongly discourages all such short-swing and short-sale transactions by Restricted Parties. Appointment of Insider Trading Compliance Officer The Company has appointed the Company’s Chief Financial Officer as the Company’s Insider Trading Compliance Officer. Duties of Insider Trading Compliance Officer The duties of the Insider Trading Compliance Officer shall include, but not be limited to, the following:

• assisting in the preparation and filing of Section 16 reports (Forms 3, 4 and 5) for all Section 16 Individuals; • serving as the designated recipient at the Company of copies of reports filed with the SEC by Section 16 Individuals under Section 16 of the Exchange Act; • periodically reminding all Section 16 Individuals regarding their obligations to report and quarterly reminders of the dates that the trading window begins and ends; • performing periodic cross-checks of available materials, which may include Forms 3, 4 and 5, Forms 144, officer’s and director’s questionnaires, and reports received from the Company’s transfer agent, to determine trading activity by officers, directors and others who have, or may have, access to Inside Information; • assisting the Company in implementation of the Policy; and • coordinating with management regarding compliance activities with respect to Rule 144 requirements and regarding changing requirements and recommendations for compliance with Section 16 of the Exchange Act and insider trading laws to ensure that the Policy is amended as necessary to comply with such requirements. 5